Exhibit 3.134

State of California Bill Jones Secretary of State

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

200224710133

FILED In the Office of the Secretary of State of the State of California

AUG 28 2002

BILL JONES, Secretary of State

This Space For Filing Use Only

1. Name of the limited liability company (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”) Keystone NPS LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3. Name the agent for service of process and check the appropriate provision below:

National Registered Agents, Inc. which is

[ ] an individual residing in California. Proceed to item 4.

[X] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4. If an individual, California address of the agent for service of process: Address:

City: State: CA Zip Code:

5. The limited liability company will be managed by: (check one)

[ ] one manager [ ] more than one manager [X] single member limited liability company [ ] all limited liability company members

6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7. Number of pages attached, if any: 0

8. Type of business of the limited liability company. (For informational purposes only)

treatment centers and services for at-risk youth

9. DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Signature of Organizer

Andrea C. Barach

Type or Print Name of Organizer

August 27, 2002

Date

10. RETURN TO:

NAME

FIRM

ADDRESS

CITY/STATE

ZIP CODE

SEC/STATE (REV. 12/99) FORM LLC-1 – FILING FEE $70.00

Approved by Secretary of State

1607448 OUT

State of California Bill Jones Secretary of State

LIMITED LIABILITY COMPANY CERTIFICATE OF MERGER

(Corporations Code Section 17552)

Filing Fee – Please see instructions.

IMPORTANT – Read instructions before completing this form.

FILED In the Office of the Secretary of State of the State of California

OCT 11 2002 RCS

BILL JONES, Secretary of State

This Space For Filing Use Only

1. Name of surviving entity: Keystone NPS LLC

2. Type of entity: LLC

3. Secretary of State File Number: 200224710133

4. Jurisdiction: California

5. Name of disappearing entity: see attached

6. Type of entity: corporation

7. Secretary of State File Number: C1607448

8. Jurisdiction: California

9. Future effective date, if any: Month Day Year

10. If a vote was required pursuant to Section 17551 or Section 1113, enter the outstanding interests of each class entitled to vote on the merger and the percentage of vote required:

Surviving Entity

Each class entitled to vote 1 Member

Percentage of vote required 100%

Disappearing Entity

Each class entitled to vote 1 class of common stock w/ 1,000 shares @ no par

Percentage of vote required 100%

11. The principal terms of the agreement of merger were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required.

SECTION 12 IS ONLY APPLICABLE IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABILITY COMPANY, COMPLETE ITEM 12 AND PROCEED TO ITEM 15

12. Requisite changes to the information set forth in the Articles of Organization of the surviving limited liability company resulting from the merger. Attach additional pages if necessary. none

SECTIONS 13 AND 14 ARE APPLICABLE IF THE SURVIVING ENTITY IS A FOREIGN LIMITED LIABILITY COMPANY OR OTHER BUSINESS ENTITY. COMPLETE ITEMS 13 AND 14.

13. Principal business address of the surviving foreign limited liability company or other business entity:

Address: N/A City: State: Zip Code:

14. Other information required to be stated in the Certificate of Merger by the laws under which each constituent other business entity is organized. Attach additional pages if necessary. N/A

15. Number of pages attached, if any: 1

16. I certify that the statements contained in this document are true and correct of my own knowledge. I declare that I am the person who is executing this instrument, which execution is my act and deed

9/28/02

Signature of Authorized Person for the Surviving Entity Date

see attached

Type or Print Name and Title of Person Signing Date

9/26/02

Signature of Authorized Person for the Surviving Entity Date

see attached

Type or Print Name and Title of Person Signing Date

Signature of Authorized Person for the Disappearing Entity Date

H. Neil Campbell, President

Type or Print Name and Title of Person Signing Date

Signature of Authorized Person for the Disappearing Entity Date

Type or Print Name and Title of Person Signing Date

SEC/STATE (REV. 12/99) FORM LLC-9 – FILING FEE: SEE INSTRUCTIONS Approved by Secretary of State

5.	Name of disappearing entity: Children’s Comprehensive Services of California, Inc.

16.	H. Neil Campbell, President of Children’s Comprehensive Services, Inc., Sole Member of Keystone NPS LLC

John Edmunds, Secretary of Children’s Comprehensive Services, Inc.,

Sole Member of Keystone NPS LLC